EXHIBIT 5


                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GA 30309-3450

                                                     Direct phone:  404-873-8500
                                                       Direct fax:  404-873-8501
                                                                     www.agg.com


                                February 10, 2004


CryoLife
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia 30144

     Re:  Form S-3 Registration Statement

Dear Ladies and Gentlemen:

     We have acted as counsel to CryoLife, Inc., a Florida corporation (the "Company"), in connection with the registration of the offer and sale from time to time by the Selling Shareholders identified in the above-referenced Registration Statement of 3,444,000 shares of the Company's common stock (the "Shares").

     In acting as counsel, we have reviewed (a) the Registration Statement, (b) the Company's Articles of Incorporation, as amended to date, (c) the Company's By-Laws, as amended to date, (d) certificates of officers or other representatives of the Company, and (e) such other records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are authorized by all necessary corporate action, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.



                                       Sincerely,

                                        /s/ ARNALL GOLDEN GREGORY LLP

                                       ARNALL GOLDEN GREGORY LLP